EXHIBIT 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Timothy T. Goodnow, Ph.D., President and Chief Executive Officer of Senseonics Holdings, Inc. (the “Company”), and R. Don Elsey, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the quarter ended September  30, 2018 (the “Quarterly Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company as of the end of the period covered by the Quarterly Report and results of operations of the Company for the periods covered by the Quarterly Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of November, 2018.

/s/ Timothy T. Goodnow, Ph.D.	/s/ R. Don Elsey
Timothy T. Goodnow, Ph.D.	R. Don Elsey
President & Chief Executive Officer	Chief Financial Officer
(principal executive officer)	(principal financial officer)

*This Certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.